Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                          Date of Report:  July 7, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                       0-26958               76-0037324
(State Or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                   Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On July 7, 2006, we entered a Stock Purchase Agreement (the "Agreement") with Texas S&I, Inc., a Texas corporation ("TSI"), and TSI's sole stockholder who is an unrelated third party (the "Seller") to purchase all of the shares of common stock of TSI. Under the terms of the Agreement, we acquired all of the assets of TSI, including an adult entertainment cabaret known as Club Exotica located at 4102 Naco Perrin Street, San Antonio, Texas 78217.

     Pursuant to the terms of the Agreement, we paid a total sales price of $125,000. We paid $55,000 in cash at the time of closing and executed a Promissory Note in the principal amount of $70,000 payable to the Seller bearing interest at four percent (4%) per annum, payable monthly, and amortized over five (5) years. Pursuant to the terms and conditions of the Agreement, the Seller entered into a five year covenant not to compete with us in the city of San Antonio.

     The  terms and conditions of the transaction were the result of arms-length
negotiation  between  the parties.   A copy of the press release related to this
transaction  is  attached  hereto  as  Exhibit  99.1.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number          Description

10.1                    Stock Purchase Agreement
99.1                    Press release dated July 11, 2006.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RICK'S CABARET INTERNATIONAL, INC.

                                        By:  /s/ Eric Langan
                                        --------------------
Date:  July 12, 2006                    Eric Langan
                                        Chief Executive Officer, Chairman and
                                        Acting Chief Financial Officer